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                                                                    EXHIBIT 99.1


                   FORM OF PROXY OF PEOPLES FIRST CORPORATION



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                                                                    EXHIBIT 99.1

                            PEOPLES FIRST CORPORATION

        THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints _________________ and _________________, or either of them in case the other is unable or unwilling to act, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting stock of Peoples First Corporation held of record by the undersigned on ________________, 1998, at the Special Meeting of Shareholders of Peoples First Corporation to be held on _________, 1998, or any adjournments thereof. The undersigned acknowledges receipt of the Proxy Statement/Prospectus, dated ___________, 1998, relating to the Special Meeting of Shareholders.

   1. Approval of the Agreement and Plan of Merger, dated as of November 17, 1997, as amended by the Amendment thereto dated April 8, 1998, by and between Peoples First Corporation, Union Planters Corporation and Union Planters Holding Corporation, and the related Plan of Merger by and between Peoples First Corporation and Union Planters Holding Corporation, and joined in by Union Planter Corporation, as more fully described in the Proxy Statement/Prospectus, dated _________, 1998.

          [ ]  FOR               [ ]  AGAINST              [ ]  ABSTAIN

   2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


       DATED:                            , 1998
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                                                     Signature

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                                             Signature, if held jointly

                                    Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person



 PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.